Exhibit 5.1.2

500 Water Street, 15th Floor, C900 Jacksonville, Florida 32202 (904) 359-7611 (904) 359-3597 (Fax)
ELLEN M. FITZSIMMONS EXECUTIVE VICE PRESIDENT OF LAW AND PUBLIC AFFAIRS, GENERAL COUNSEL AND SECRETARY

October 18, 2016

Re:    CSX Corporation – $700,000,000 2.600% Notes due 2026, $800,000,000 3.800% Notes due 2046 and $700,000,000 4.250% Notes due 2066

CSX Corporation

500 Water Street, 15th Floor

Jacksonville, Florida 32202

Ladies and Gentlemen:

I am the Executive Vice President of Law and Public Affairs, General Counsel and Secretary of CSX Corporation, a Virginia corporation (the “Company”), and have acted in such capacity in connection with the Registration Statement (No. 333-209541-02) on Form S-3ASR (the “Registration Statement”) filed by the Company pursuant to the Securities Act of 1933, as amended (the “Securities Act”) for the registration by the Company of $700,000,000 aggregate principal amount of the Company’s 2.600% Notes due 2026, $800,000,000 aggregate principal amount of the Company’s 3.800% Notes due 2046 and $700,000,000 aggregate principal amount of the Company’s 4.250% Notes due 2066 (collectively, the “Securities”), pursuant to the indenture, dated as of August 1, 1990, between the Company and The Bank Of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), successor to JPMorgan Chase Bank, N.A., (formerly known as The Chase Manhattan Bank), as trustee (the “Trustee”), as supplemented by a First Supplemental Indenture dated as of June 15, 1991, a Second Supplemental Indenture dated as of May 6, 1997, a Third Supplemental Indenture dated as of April 22, 1998, a Fourth Supplemental Indenture dated as of October 30, 2001, a Fifth Supplemental Indenture dated as of October 27, 2003, a Sixth Supplemental Indenture dated as of September 23, 2004, a Seventh Supplemental Indenture dated as of April 25, 2007 and an Eighth Supplemental Indenture dated as of March 24, 2010 (collectively, the “Indenture”).

In connection with the foregoing, I have made such legal and factual examinations and inquiries as I have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the following opinions, I have relied, as to matters of fact, upon certificates of responsible officers of the Company and certificates of public officials. I have assumed the authenticity of all documents submitted to me as originals and the conformity to the originals of documents submitted as certified or photostatic copies. I have further assumed the genuineness of signatures not witnessed by me.

Based upon and subject to the foregoing and to the further limitations and qualifications stated below, I am of the opinion that:

1. The Company has been duly incorporated and is an existing corporation in good standing under the laws of the Commonwealth of Virginia, with corporate power to enter into, and perform the obligations under, the Securities and the Indenture.

2. The Indenture has been duly authorized, executed and delivered by the Company.

3. The Company has taken all necessary corporate action required to be taken pursuant to the laws of the Commonwealth of Virginia to authorize the execution and delivery of the Securities.

The opinions expressed above are based upon the facts and circumstances in existence as of the date of this letter and upon Virginia and federal law in existence also as of the date of this letter.

I hereby consent to the filing of this opinion as an exhibit to a report on Form 8-K filed by the Company on the date hereof and its incorporation by reference into the Registration Statement. In addition, I consent to the reference to my name under the caption “Legal Matters” in the prospectus supplement, which is a part of the Registration Statement. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act.

[Signature Page Follows]

Very truly yours, /s/ Ellen M. Fitzsimmons
Ellen M. Fitzsimmons

[Signature Page to Exhibit 5.1.2 Legal Opinion of In-House Counsel of the Company]